Exhibit 10.1

TWELFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS TWELFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 20, 2017, is entered into by and among NOVATEL WIRELESS, INC., a Delaware corporation (“Novatel”), ENFORA, INC., a Delaware corporation (“Enfora”), and FEENEY WIRELESS, LLC, an Oregon limited liability company (“Feeney Wireless”; Novatel, Enfora and Feeney Wireless are sometimes referred to in this Amendment individually as a “Borrower” and collectively as the “Borrowers”), R.E.R. ENTERPRISES, INC., an Oregon corporation (“RER Enterprises”), and FEENEY WIRELESS IC-DISC, INC., a Delaware corporation (“Feeney Wireless IC-DISC”), INSEEGO CORP. (f/k/a VANILLA TECHNOLOGIES, INC.), a Delaware corporation (“Inseego”; RER Enterprises, Feeney Wireless IC-DISC and Inseego are sometimes referred to in this Amendment individually as a “Guarantor” and collectively as the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Borrowers and Guarantors are sometimes individually referred to herein as a “Loan Party” and collectively referred to herein as the “Loan Parties”. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.
RECITALS
A.    The Lender and the Loan Parties have previously entered into that certain Credit and Security Agreement dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrowers.
B.    Borrowers and Guarantors have requested that the Lender amend the Credit Agreement as set forth herein, and Lender is willing to amend the Credit Agreement, in each case, on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Credit Agreement.
1.1Section 2.4(b) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(b)    Payments by Account Debtors. (i) Each Loan Party shall instruct all of its Account Debtors to make payments directly to the Collection Account (by wire transfer, ACH, or other means as Lender may direct from time to time), (ii) if any Loan Party receives a payment of the Proceeds of Collateral directly, such Loan Party will promptly deposit the payment or Proceeds into the Collection Account and any funds maintained in any Deposit Account by such Loan Party shall be promptly transferred to the Collection Account, (iii) until so deposited, such Loan Party will hold all such payments and Proceeds in trust for Lender without commingling with other funds or property, and (iv) any collected and immediately available funds received in the Collection Account shall be applied by Lender to the outstanding Obligations (unless Lender is restricted or prohibited from doing so as a matter of law).”

1.2Section 6.12(l) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(l)    Deposit Accounts. Unless Lender agrees otherwise in writing (in Lender’s sole discretion), each Loan Party agrees not to withdraw any funds from any Deposit Account pledged to Lender pursuant to this Agreement except for (x) any Deposit Accounts identified on Schedule 5.15 to the Information Certificate which are specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for employees of any Borrower or any Loan Party or any of their respective Subsidiaries, or (y) so long as Lender has not restricted access thereto as a result of the occurrence of any Event of Default, the Designated Account.”
1.3Section 8(a) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(a)    Minimum EBITDA. Achieve EBITDA, measured monthly, commencing with the month ended January 31, 2017, of not less than the amount set forth in the following table opposite the applicable test date for the applicable test period (numbers appearing between “< >” are negative):

Minimum Required EBITDA	Test Date and Test Period
$<2,200,000>	January 31, 2017, for the one month period ending on such date
$<4,000,000>	February 28, 2017, for the two month period ending on such date
$<4,900,000>	March 31, 2017, for the three month period ending on such date
$<5,200,000>	April 30, 2017, for the four month period ending on such date
$<5,400,000>	May 31, 2017, for the five month period ending on such date
$<5,600,000>	June 30, 2017, for the six month period ending on such date
$<5,000,000>	July 31, 2017, for the seven month period ending on such date
$<4,400,000>	August 31, 2017, for the eight month period ending on such date
$<3,900,000>	September 30, 2017, for the nine month period ending on such date
$<3,500,000>	October 31, 2017, for the ten month period ending on such date
$<3,100,000>	November 30, 2017, for the eleven month period ending on such date
$<3,400,000>	December 31, 2017, for the twelve month period ending on such date

Notwithstanding the foregoing, no later than December 31, 2017, Borrowers and Lender shall agree on new minimum required EBITDA amounts for the measurement periods ending in 2018, and such new minimum required EBITDA amounts shall be reasonably satisfactory to Lender. Failure to reset the minimum required EBITDA amounts for 2018 by December 31, 2017 (for any reason), shall constitute an immediate Event of Default under this Agreement and the other Loan Documents.”

1.4Section 8(c) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(c)    Minimum Excess Availability and Liquidity. Borrowers shall maintain (i) so long as Advances are outstanding, (x) at all times (other than on the last Business Day of any calendar month and continuing to and including the first two Business Days of the succeeding calendar month) Excess Availability in an amount equal to or greater than $3,000,000, and (y) on the last Business Day of any calendar month and continuing to and including the first two Business Days of the succeeding calendar month, Liquidity in an amount equal to or greater than $3,000,000, and (ii) so long as no Advances are outstanding, at all times Liquidity in an amount equal to or greater than $3,000,000.”
1.5The definition of “Applicable Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Applicable Margin” means, with respect to interest accruing on the outstanding Advances and other Obligations, 4.0 percentage points when the interest rate is based on Daily Three Month LIBOR, and 1.5 percentage points when the interest rate is based on the Prime Rate.”
1.6The new defined term “Availability Block Amount” is hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical position to read in its entirety as follows:
““Availability Block Amount” means $500,000; provided that such amount shall be permanently decreased to zero (-0-) on the first date that (i) Lender has received the results of a collateral examination on or after the Twelfth Amendment Effective Date, the results of which are satisfactory to Lender, and (ii) no Default or Event of Default has occurred and is continuing,”
1.7The definition of “Borrowing Base” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Borrowing Base” means, as of any date of determination, the result of:
(a)    85% of the amount of Eligible Accounts owned by the Borrowers, plus
(b)    the lower of:
(i)    $2,500,000; or
(ii)    without duplication of clause (a) above, 85% of the amount of Eligible Foreign Accounts, minus
(c)    the Availability Block Amount, minus
(d)    the aggregate amount of Reserves, if any, established by Lender.”
1.8The definition of “Collection Account” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Collection Account” means, with respect to any Loan Party, such Loan Party’s Deposit Account identified on Schedule A-1.”
1.9The definition of “Designated Account” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Designated Account” means, with respect to any Borrower, such Borrower’s operating Deposit Account maintained with Lender identified on Schedule D-1.”

1.10The definition of “Covenant Threshold” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety.
1.11Clauses (a) and (k) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Credit Agreement are each hereby amended to read in its entirety as follows:
“(a)    Accounts that the Account Debtor (other than Verizon and/or its Affiliates (“Verizon”)) has failed to pay within 60 days of original due date, not to exceed 90 days past invoice date, and Accounts that Verizon has failed to pay (i) during the period from the Twelfth Amendment Effective Date through and including June 15, 2017, within 45 days of original due date, not to exceed 75 days past invoice date, and (ii) during the period from June 16, 2017 and at all times thereafter, within 60 days of original due date, not to exceed 90 days past invoice date;”
“(k)    Accounts owing by a single Account Debtor or group of Affiliated Account Debtors (other than Verizon) whose total obligations owing to Borrower exceed fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts, and such Accounts owing by Verizon which exceed the following percentages of the aggregate amount of all otherwise Eligible Accounts for the applicable periods related thereto: (i) from the Twelfth Amendment Effective Date through and including June 15, 2017, sixty percent (60%), and (ii) from June 16, 2017 and at all times thereafter, fifty percent (50%) (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), such percentages being subject to reduction if the creditworthiness of such Account Debtor deteriorates;”
1.12The definition of “Liquidity” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Liquidity” means, as of any date of determination, the sum of (i) Excess Availability, plus (ii) Qualified Cash; provided that (A) for purposes of clause (o) of the defined term “Permitted Investments”, the amount included in this clause (ii) in order to calculate Liquidity shall in no event exceed (x) during the period from June 22, 2016 through January 31, 2017, so long as no Advances are outstanding as of such date, more than 66 2/3% of the Liquidity as of any date of determination, and (y) at any time other than the period described in the immediately preceding clause (x) more than 50% of the Liquidity as of any date of determination, and (B) for purposes of Section 8(c)(ii), so long as any Letter of Credit is outstanding, the amount included in the foregoing clause (i) in order to calculate Liquidity shall in no event be less than $1,175,000.”
1.13The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
““Maximum Revolver Amount” means $10,000,000, decreased by permanent reductions in such amount made in accordance with Section 2.11.”
1.14The new defined term “Twelfth Amendment Effective Date” is hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical position to read in its entirety as follows:
““Twelfth Amendment Effective Date” means March 20, 2017.”
1.15Schedule 2.12 to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex A attached to this Amendment:
1.16Schedule 6.2 to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex B attached to this Amendment.

1.17Schedule 1 to the form of Compliance Certificate attached as Exhibit A to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex C attached to this Amendment.
1.18Schedule A-1 to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex D attached to this Amendment.
1.19Schedule D-1 to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex E attached to this Amendment.
2.Amendment to Eleventh Amendment. Section 2 of the Eleventh Amendment is hereby amended by deleting the reference to “February 28, 2017” that appears therein and replacing it with “June 30, 2017 (or such later date as Lender may agree to in its sole discretion)”.
3.Accommodation Fees. Borrowers shall pay Lender, in lieu of the amounts due pursuant to Schedule 2.12 of the Credit Agreement with respect to the reduction of the Maximum Revolving Amount on the date hereof, the following accommodation fees:
3.1A fee in the amount of $50,000 (the “Twelfth Amendment Accommodation Fee”), which is fully earned and non-refundable as of the date of this Amendment, and due payable upon execution of this Amendment by Borrowers, Guarantors and Lender.
3.2A fee in the amount of $50,000 in the event the Sale (as defined in the Eleventh Amendment) has not been consummated by June 30, 2017, which shall be fully earned and non-refundable, and due and payable, on such date.
4.Effectiveness of this Amendment. This Amendment shall be effective upon Lender’s receipt of the following items, in form and content acceptable to the Lender:
4.1This Amendment, duly executed in a sufficient number of counterparts for distribution to all parties;
4.2The Twelfth Amendment Accommodation Fee;
4.3A certificate from the Secretary or Assistant Secretary of each Loan Party (i) attesting to the Governing Documents of such Loan Party, (ii) attesting to the resolutions of the Board of such Loan Party, authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (iii) authorizing specific officers of such Loan Party to execute the same, and (iv) attesting to the incumbency and signatures of such specific officers of such Loan Party;
4.4The representations and warranties set forth in this Amendment must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and
4.5All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by the Lender.
5.Extension of Post-Amendment Covenants. Lender hereby extends the due date for the post-closing obligation set forth in (i) Section 6.1 of the Joinder and Tenth Amendment to Credit and Security Agreement and other Loan Documents and Consent, dated as of November 8, 2016, by and among the Borrowers, Guarantors and Lender (the “Tenth Amendment”), to April 30, 2017 (or such later date as Lender may agree to in its sole discretion), and (ii) Section 6.2 of the Tenth Amendment to the date that is 15 Business Days following the date of this Amendment (or such later date as Lender may agree to in its sole discretion).

6.Representations and Warranties. Each Loan Party represents and warrants as follows:
6.1Authority. Each Loan Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Loan Parties of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable, action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.
6.2Enforceability. This Amendment has been duly executed and delivered by the Loan Parties. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.
6.3Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
6.4Due Execution. The execution, delivery and performance of this Amendment are within the corporate or limited liability company, as applicable, power of each Loan Party, have been duly authorized by all necessary action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party except to the extent that any such contravention could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
6.5No Default. Upon the effectiveness of this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.
7.No Waiver. Except as otherwise expressly provided herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.
8.Release. Each of the Loan Parties hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Loan Parties have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Loan Parties in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Loan Parties each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.
9.Costs and Expenses. Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Lender on demand for all Lender Expenses incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable and documented (to the extent such documentation is reasonably requested by Borrowers) out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make an Advance to the Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.
10.Choice of Law; Venue; Jury Trial Waiver; Arbitration. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State. All of the terms of Section 13 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.
11.Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or “pdf” file or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
12.Reference to and Effect on the Loan Documents.
12.1Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
12.2Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lender and Bank Product Providers, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

12.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
12.4To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
12.5This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).
13.Ratification. The Loan Parties each hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, in each case as amended by this Amendment, effective as of the date hereof.
14.Estoppel. To induce the Lender to enter into this Amendment and to continue to make Advances or issue Letters of Credit to or for the account of the Borrowers under the Credit Agreement, the Loan Parties each hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Loan Parties as against the Lender or any Bank Product Provider with respect to the Obligations.
15.Integration; Conflict; Successors and Assigns; Amendment. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties, subject to the provisions of the Credit Agreement and the other Loan Documents. No amendment or modification of this Amendment shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify this Amendment.
16.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

NOVATEL WIRELESS, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Chief Financial Officer

ENFORA, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Chief Financial Officer

FEENEY WIRELESS, LLC

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary

GUARANTORS:

R.E.R. ENTERPRISES, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary

FEENEY WIRELESS IC-DISC, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary

INSEEGO CORP.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Chief Financial Officer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Van Meter
Name:	Robin Van Meter
Title:	Authorized Signatory